Exhibit 10.14

Form for Performance Options (Tranche 2, 3 and 4 Options)

XILIO THERAPEUTICS, INC.
STOCK OPTION AGREEMENT

Xilio Therapeutics, Inc., (the “Company”) hereby grants the following stock option pursuant to its 2025 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of optionee (the “Participant”):
Grant Date:
Incentive Stock Option or Nonstatutory Stock Option:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:[1]
Vesting Start Date:
Final Exercise Date: [2]

Vesting Schedule:

The option shall vest pursuant to the terms set forth on Schedule A attached hereto, subject to the terms of the Plan. All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities. Electronic acceptance of this option pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.

Xilio Therapeutics, Inc.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

1 Exercise price to be not less than the greater of (i) $0.75 per share (subject to adjustment) and (ii) 100% of the Grant Date Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant (110% in the case of a Participant that owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (a “10% Shareholder”)) for the option to qualify as an incentive stock option (an “ISO”) under Section 422 of the Internal Revenue Code.

2 The Final Exercise Date must be no more than 10 years (5 years in the case of a 10% Shareholder) from the date of grant for the option to qualify as an ISO. The correct approach to calculate the final exercise date is to use the day immediately prior to the date ten years out from the date of the stock option award grant (5 years in the case of a 10% stockholder).

Xilio Therapeutics, Inc.

Stock Option Agreement

Incorporated Terms and Conditions

1.
Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2025 Stock Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of common stock, $0.0001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

The option evidenced by this agreement is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by law, solely to the extent designated as an incentive stock option in the Notice of Grant. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.
Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant and Section 3 below.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.
Exercise of Option.
(a)
Form of Exercise. Each election to exercise this option shall be in writing, in the form, which may be electronic, as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3 or in the Plan, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”). Notwithstanding anything to the contrary in this agreement, neither the Company nor any subsidiary is obligated, by or as a result of the Plan or this agreement, to continue the Participant in a service relationship with the Company or any subsidiary, and neither the Plan nor this agreement shall interfere in any way with the right of the

Company or any subsidiary to terminate the service relationship of the Participant with the Company or any subsidiary at any time.
(c)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)
Vesting and Exercise Period Upon Death or Disability. If the Participant dies or becomes Disabled (as defined in the Plan) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined in the Plan), (i) the option shall remain outstanding and continue to be eligible to achieve any applicable Performance Condition (as defined on Schedule A) on any applicable Measurement Date (as defined on Schedule A) and the option shall no longer be subject to time-based vesting requirements, such that the option shall be immediately exercisable to the extent the Performance Condition has already been satisfied and, to the extent of any subsequent achievement of a Performance Condition on a Measurement Date, shall be immediately exercisable in respect thereof on such Measurement Date and (ii) any portion of the option that achieves the Performance Condition shall be exercisable by the Participant (or in the case of death by an authorized transferee) until the later of (A) one year following date of death or Disability and (B) one year following the Measurement Date on which the Performance Condition is achieved, provided that this option shall not be exercisable after the Final Exercise Date.
(e)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s service is terminated by the Company for Cause (as defined in the Plan), the right to exercise this option shall terminate immediately upon the effective date of such termination of service. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of service (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of service). The Participant’s service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.
4.
Tax Matters.
(a)
Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the

Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
(b)
Disqualifying Disposition. If this option is an incentive stock option and the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
5.
Transfer Restrictions; Clawback.
(a)
This option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
(b)
In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future.

6.
Data Privacy Consent.

In order to administer the Plan and this agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to social security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this agreement (the “Relevant Information”). By entering into this agreement, the Participant (i) authorizes the Company (including Relevant Companies on its behalf) to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

7.
Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

Schedule A

The vesting any portion of the option that achieves the applicable Performance Condition (defined below) on or before an applicable Measurement Date (as defined below) shall vest in three equal installments, with one-third vesting on the applicable Measurement Date and one-third vesting on each of the subsequent two annual anniversaries of the applicable Measurement Date, subject, in each case to the Participant remaining an Eligible Participant on such vesting date.

For Tranche 2 Options

The “Tranche 2 Performance Condition” shall be achieved with respect to the portion of the option that equals the percentage of the Series A Warrants (as defined in the Plan) exercised on or before a Tranche 2 Measurement Date. The “Tranche 2 Measurement Dates” shall be December 31 of each of 2025, 2026, 2027, 2028, and 2029 and June 30, 2030. If in connection with a Change in Control (as defined in the Plan) the Company or a Successor Entity (as defined in the Series A Warrants) purchases the unexercised portions of any Series A Warrants for the Black Scholes Value (as defined in the Series A Warrants) at the election of the holders thereof in connection with the Change in Control, such Series A Warrants shall be deemed to have been exercised in respect of such repurchased unexercised portions as of the date of the Change in Control and the date of the Change in Control shall be deemed to be a Tranche 2 Measurement Date.

For Tranche 3 Options

The “Tranche 3 Performance Condition” shall be achieved with respect to the portion of the option equal to the percentage of the Series B Warrants (as defined in the Plan) exercised and/or cancelled due to the receipt by the Company of Non-Dilutive Capital (as defined in the Series B Warrants) on or before the Tranche 3 Measurement Date. The “Tranche 3 Measurement Date” shall be December 31, 2025.

For Tranche 4 Options

The “Tranche 4 Performance Condition” shall be achieved with respect to the portion of Tranche 4 Options equal to the percentage of the Series C Warrants (as defined in the Plan) exercised and/or cancelled due to the receipt by the Company of Non-Dilutive Capital (as defined in the Series C Warrants) on or before the Tranche 4 Measurement Date. The “Tranche 4 Measurement Date” shall be December 31, 2026.